March 8,  2006

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, DC  20549

  Ladies and Gentlemen:

  We have read the statements of Souvall-Page and Company, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated March 8, 2006 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

  Sincerely,

  /s/ Pritchett, Siler & Hardy, P.C.

  PRITCHETT, SILER & HARDY, P.C.